Exhibit 99.8

NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION RIGHTS CERTIFICATES ISSUED

BY VOLTARI CORPORATION

This form, or one substantially equivalent hereto, must be used to exercise subscription rights (the “Rights”) pursuant to the rights offering described in the Prospectus, dated                 , 2015 , (the “Prospectus”) of Voltari Corporation, a Delaware corporation (“Voltari”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificates(s)”) to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on                 , 2015, unless such time is further extended by Voltari as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by fax transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.

Holders who exercise their basic subscription rights or over-subscription privilege to purchase less than 1,300,000 shares in this Rights Offering will pay a price of $         per whole share (the “ordinary subscription price”). Holders who exercise their basic subscription rights or over-subscription privilege to purchase 1,300,000 shares or more in this Rights Offering will pay a price of $         per whole share, (the “premium subscription price”). If a holder exercises its basic subscription rights or over-subscription privilege to purchase 1,300,000 shares or more in this Rights Offering, but such holder owns less than 33% of the Company’s issued and outstanding common stock following completion of this Rights Offering, the Company will refund to such holder, without interest or penalty, as soon as practicable following the closing of the Rights Offering, the difference between the premium subscription price and the ordinary subscription price with respect to the shares purchased by such holder in this Rights Offering.

Payment of the applicable subscription price must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

The Subscription Agent is: American Stock Transfer & Trust Company

Address:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Corporate Actions

Fax Transmission: 718-234-5001

Telephone number for Confirmation (Toll Free): 877-248-6417 or 718-921-8317

DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

For questions regarding the Rights Offering, assistance regarding the method of exercising subscription rights or for additional copies of relevant documents and instructions, please contact D.F. King & Co., Inc., the information agent for the Rights Offering (the “Information Agent”), by mail or telephone:

D.F. King & Co., Inc.	Telephone: (866) 796-1290	(Individuals)
48 Wall Street, 22nd Floor	Telephone: 212-493-3910	(Banks and Brokers)
New York, NY 10005

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing              Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the basic subscription rights to subscribe for                  shares of common stock with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) exercise the over-subscription privilege relating to such Rights, to the extent that shares of common stock that are not otherwise purchased pursuant to the exercise of basic subscription rights are available therefore, for an aggregate of up to                  share(s) of common stock, subject to the restrictions, availability and allocation described in the Prospectus.

The undersigned understands that payment of the ordinary subscription price of $         per share or the premium subscription price of $         per share, as applicable, must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $                 either (check appropriate box):

•	is being delivered to the Subscription Agent herewith or,

•	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)	☐

Certified check	☐

Bank draft (cashier’s check)	☐

☐

Name of Maker: Date of check or draft: Check or draft number: Bank or other institution on which Check is drawn:

Wire transfer of immediately available funds	☐

Signature(s)	Address

Name(s)
	(please type or print)	Area Code and Tel. No.(s)

Subscription Rights Certificates (No(s). (if available)

GUARANTEE OF DELIVERY

(Not to Be Used For Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the Expiration Date.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus, dated                 , of Voltari Corporation. Failure to do so could result in a financial loss to such institution.

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